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                                                                      EXHIBIT 11



                                      LCS INDUSTRIES, INC. AND SUBSIDIARIES

                      COMPUTATION OF EARNINGS PER SHARE AND
                             COMMON EQUIVALENT SHARE
                        For the Years Ended September 30,

                                                 1996         1995 (A)     1994 (A)
                                              ----------   ----------   ----------
Primary earnings per share:

Weighted average shares outstanding .......    4,329,663    4,019,576    3,870,261


Weighted average - dilutive stock options .      627,947      540,693      240,652

Shares issuable in connection with the
   acquisition of Catalog Resources, Inc. .      160,475      195,096      195,096
                                              ----------   ----------   ----------
                                               5,118,085    4,755,365    4,306,009
                                              ==========   ==========   ==========

Net income ................................   $7,837,645   $6,328,592   $1,374,770

Primary earnings per share and common
   equivalent share .......................   $     1.53   $     1.33   $      .32
                                              ==========   ==========   ==========



Fully diluted earnings per share:
Weighted average shares outstanding .......    4,329,663    4,019,576    3,870,261

Fully diluted earnings per share:
Weighted average - dilutive stock options .      634,430      835,286      241,827

Shares issuable in connection with the
   acquisition of Catalog Resources, Inc. .      160,475      195,096      195,096
                                              ----------   ----------   ----------
                                               5,124,568    5,049,958    4,307,184
                                              ==========   ==========   ==========

Net income ................................   $7,837,645   $6,328,592   $1,374,770


Fully diluted earnings per share and common
   equivalent share .......................   $     1.53   $     1.25   $      .32
                                              ==========   ==========   ==========

(A) All shares and equivalent shares reflect the 10% stock dividend paid in January, 1995 and the 2 for 1 stock split paid as a 100% dividend on October 24, 1995.
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